SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                   May 7, 2004
                Date of Report (Date of earliest event reported)



                               ConAgra Foods, Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                         1-7275                 47-0248710
(State or other                    (Commission             (IRS Employer
jurisdiction of                     File Number)            Identification No.)
incorporation)


One ConAgra Drive, Omaha, Nebraska                           68102-5001
(Address of principal executive offices)                     (Zip Code)



               Registrant's telephone number, including area code
                                 (402) 595-4000


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Item 5.  Other Events.

     On May 10, 2004, ConAgra Foods, Inc. issued a press release announcing that its Board of Directors approved an amendment to the Rights Agreement, dated July 12, 1996, between ConAgra Foods and Wells Fargo Bank, National Association (the "Rights Agreement"). The amendment effectively terminates the Rights Agreement and the associated preferred share purchase rights on May 14, 2004. The Board also adopted the following new policy regarding rights plans:

     "The Corporation's Rights Plan will expire effective May 14, 2004 and the Board has no current intention to adopt a new shareholder rights plan. The Board's policy is that it will only adopt a shareholder rights plan if either:
(1) the stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of the stockholders to adopt a shareholder rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval."

     A copy of the  amendment  of the Rights  Agreement  is  attached  hereto as
Exhibit 4.1 and incorporated by reference. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 7(c).  Exhibits.

     Exhibit 4.1. Amendment to Rights Agreement, dated as of May 7, 2004, between ConAgra Foods, Inc. and Wells Fargo Bank, National Association

     Exhibit 99.1 Press release dated May 10, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONAGRA FOODS, INC.


Date:  May 10, 2004                By:    /s/ J.P. O'Donnell
                                       ------------------------------------
                                       Name:    J.P. O'Donnell
                                       Title:   Executive Vice President

                                  EXHIBIT INDEX


Exhibit                    Description                                 Page No.



4.1      Amendment to Rights Agreement, dated as of May 7, 2004, between
         ConAgra Foods, Inc. and Wells Fargo Bank, National Association....

99.1     Press release dated May 10, 2004..................................